UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 15, 2006

L-3 Communications Holdings, Inc. L-3 Communications Corporation
(Exact Name of Registrants as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)
001-14141 333-46983	13-3937434 13-3937436
(Commission File Number)	(IRS Employer Identification No.)
600 Third Avenue, New York, New York	10016
(Address of Principal Executive Offices)	(Zip Code)
(212) 697-1111
(Registrants’ Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01    Entry into a Material Definitive Agreement.

Change in Control Program

On August 15, 2006, the Company’s Board of Directors approved a Change in Control Program (the ‘‘Program’’) for executive officers, non-executive officers and other corporate employees. The Board of Directors based its approval on the recommendation of its Compensation Committee, composed solely of independent directors. The Compensation Committee’s recommendation was based, in part, on consultations with its independent compensation consultant, and was not in anticipation of, or in response to, any particular transaction or process.

Under the Program, executive officers, non-executive officers and other corporate employees will be entitled to severance benefits if their employment is terminated in connection with or following a change in control of the Company. The following sets forth the material terms of the Program:

Eligible Persons	Executive officers, non-executive officers and other corporate employees

Protection Period	Two years following the occurrence of a Change in Control. In addition, the Program will cover terminations that become effective prior to the occurrence of a Change in Control, if such termination has been effected (i) upon the request of the acquiror or (ii) otherwise in anticipation of the Change in Control.

Payout Requirements	Severance payments are required following termination by the Company without cause or termination by the eligible officer or employee for good reason during the Protection Period.

Severance Benefits	Lump sum payment equal to a multiple of annual salary and 3-year average bonus:

•	Chief Executive Officer, Chief Financial Officer, General Counsel — 3x

•	Senior Vice Presidents, Chief Operating Officers — 2.5x

•	Certain other senior employees — 1x to 2x

Other corporate employees — Lump sum payment equal to a minimum of 4 weeks of their average annual compensation (base salary plus average bonus), plus 2 or 3 weeks of such compensation for each year of service (the entire amount subject to a 52 week maximum)

Bonus for Year of Change in Control/Termination	Pro rata bonus based on number of months worked in the year of termination and 3-year average bonus (or actual, if performance is determinable)

Benefits/Perquisites Continuation	Continuation of medical and life insurance benefits (or cash equal to premiums) for the same periods as the severance multiple

Change in Control Definition	Substantially similar to definitions contained in the Company’s current stock option and supplemental executive retirement plans

Restrictive Covenants	Elected Officers will be subject to non-compete and non-solicit covenants for one year periods following the termination of their employment

Amendment and Termination of Plan	Prior to the occurrence of a Change in Control, the Compensation Committee may amend or terminate the Program at any time upon 90 days written notice

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L-3 COMMUNICATIONS HOLDINGS, INC. L-3 COMMUNICATIONS CORPORATION

By:	/s/ Christopher C. Cambria
	Name:	Christopher C. Cambria
	Title:	Senior Vice President, Secretary and General Counsel

Dated: August 21, 2006